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                                                                   Exhibit 10.13

                        SEPARATION AGREEMENT AND RELEASE

         This Agreement, dated as of October 2, 2001 ("Effective Date"), is between TCSI, a Nevada corporation ("Employer" or the "Company"), and Ira Rotenberg ("Employee").

                                    RECITALS

Employee is currently employed by Employer.

Employer and Employee desire to terminate their employment relationship on mutually agreeable terms effective as of the Effective Date ("Termination Date").

In consideration of the Severance payment and other consideration stated in this Separation Agreement and Release ("Agreement"), Employee agrees to execute the release as set forth in this Agreement.

ACCORDINGLY, the parties agree as follows:

1. SEVERANCE PAY. Employer shall pay Employee twenty (20) weeks of Employee's current base salary ("Severance Pay") and $2,000 within ten (10) business days of TCSI receiving an executed copy of this Agreement. All payments to Employee shall be less withholdings required by law.

2. EMPLOYER OBLIGATIONS.

         (a) Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").
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As of the Effective Date, Employer shall provide Employee COBRA benefits as required by law, with the Company to pay COBRA premiums on Employee's behalf through March 31, 2002. Thereafter, Employee will be responsible for payment of COBRA premiums.

         (b) Payment of Severance Pay. Employer shall pay the Severance Pay as
             -------------------------
set forth in Section 1. Employer shall also pay $68,000 in consideration for past sales results.

3. EMPLOYEE OBLIGATIONS.

         (a) Notice. So long as Employer is providing benefits, Employee shall
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provide Employer advance written notice of (i) the effective date of any subsequent employment, and (ii) the effective date of coverage under any applicable benefit plan with such employer.

         (b) Return of Property. Employee has returned to Employer all property
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of Employer, including, without limitation, all equipment, tangible proprietary information, documents, books, records, reports, contracts, lists, computer disks (or other computer-generated files or data), or copies thereof, created on any medium, prepared or obtained by Employee in the course of or incident to his employment with Employer through October 2, 2001.

         (c) Continuing Obligations. Employee specifically acknowledges and
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reaffirms the continuing effect of the obligations contained in the Proprietary
Information, Non-Disclosure, and Non-Solicitation Agreement executed by Employee. Employee agrees to provide 30 hours of senior sales and professional services consulting to TCSI each month through March 31, 2002 for no additional payment by TCSI.

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4. RELEASE. Employee and his representatives, heirs, successors, and assigns do hereby completely release and forever discharge Employer, any Affiliate, and its and their present and former shareholders, officers, directors, agents, employees, attorneys, successors, and assigns (collectively, "Released Parties") from all claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character, known or unknown, mature or unmatured, which Employee may have now or in the future arising from any act or omission or condition occurring on or prior to the Effective Date (including, without limitation, the future effects of such acts, omissions, or conditions), whether based on tort, contract (express or implied), or any federal, state, or local law, statute, or regulation (collectively, the "Released Claims"). Employee acknowledges that upon payment of the Severance Pay he has, or will have, received all wages, vacation, and other compensation earned and due as of the Termination Date. Notwithstanding the foregoing, Released Claims shall not include any claims based on obligations created by or reaffirmed in this Agreement or any of Employee's existing rights under the Company's bylaws and articles of incorporation to be indemnified and held harmless to the fullest extent allowed by law or contract (the "Indemnified Claims).

5. SECTION 1542 WAIVER. The parties understand and agree that the Released Claims include not only claims presently known to Employee, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Released Claims as described in Section
4. Employee understands that he may hereafter discover facts different from what he now believes to be true, which if known, could have materially affected this Agreement, but he nevertheless waives any claims or rights based on different or additional facts. Employee knowingly and voluntarily waives any and all rights or benefits that he may now have, or in the future may have, under the terms of
Section 1542 of the California Civil Code, which provides as follows:

         A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

6. COVENANT NOT TO SUE. Employee shall not sue or initiate against any Released Party any compliance review, action, or proceeding, or participate in the same, individually or as a member of a class, under any contract (express or implied), or any federal, state, or local law, statute, or regulation pertaining in any manner to the Released Claims.

7. NOTICES. Any notice or other communication under this Agreement must be in writing and shall be effective upon delivery by hand or three (3) business days after deposit in the mail, postage prepaid, certified or registered, and addressed to Employer or to Employee at the corresponding address below. Employee shall be obligated to notify Employer in writing of any change in his address. Notice of change of address shall be effective only when done in accordance with this Section.

Employer's Notice Address:                    Employee's Notice Address:
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   TCSI Corporation                               Ira Rotenberg
   1080 Marina Village Parkway                    1617 West 49th Avenue
   Alameda, CA  94501                             Vancouver, BC, Canada  V6M 2R8

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10. INTEGRATION. The parties understand and agree that the preceding Sections recite the sole consideration for this Agreement; that no representation or promise has been made by Employee, Employer, or any other Released Party on any subject whatsoever, except as expressly set forth in this Agreement; and that all agreements and understandings between the parties on any subject whatsoever are embodied and expressed in this Agreement. This Agreement shall supersede all prior or contemporaneous agreements and understandings among Employee, Employer, and any other Released Party, whether written or oral, express or implied, with respect to any subject whatsoever, including without limitation, any employment-related agreement or benefit plan, except to the extent that the provisions of any such agreement or plan have been expressly referred to in this Agreement as having continued effect.

11. AMENDMENTS; WAIVERS. This Agreement may not be amended except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

12. ASSIGNMENT; SUCCESSORS AND ASSIGNS. Employee agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. Employee represents that he has not previously assigned or transferred any claims or rights released by him pursuant to this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors, attorneys, and permitted assigns. This Agreement shall also inure to the benefit of any Released Party. This Agreement shall not benefit any other person or entity except as specifically enumerated in this Agreement.

13. SEVERABILITY. if any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

14. ATTORNEYS' FEES. In any legal action, arbitration, or other proceeding brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of California.

16. INTERPRETATION. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

17. REPRESENTATION BY COUNSEL. The parties acknowledge that (i) they have had the opportunity to consult counsel in regard to this Agreement; (ii) they have read and understand the Agreement and they are fully aware of its legal effect; and (iii) they are entering into this Agreement freely and voluntarily, and based on each party's own judgment and not on any representations or promises made by the other party, other than those contained in this Agreement.

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The parties have duly executed this Agreement as of the date first written above.

                "Employer"                                     "Employee"

         /S/ KENNETH E. ELMER                             /S/ IRA ROTENBERG
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              TCSI Corporation                                 Ira Rotenberg

         By:  Kenneth E. Elmer
         Its:  CFO

Date           10/2/01                        Date           Oct 2nd/2001
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